Exhibit 10.3

CIDM, LLC

2200 Fletcher Avenue, Suite 501

Fort Lee, NJ 07024

February 26, 2020

Wayne Barr, Jr.

Chief Executive Officer

CCUR HOLDINGS, INC.

6740 East Johns Crossing – Suite 490

Duluth, Georgia 30097

Dear Wayne:

Reference is made to that certain Management Agreement, dated as of February 14, 2019, by and between CIDM LLC (“CIDM”), and CCUR Holdings, Inc. (“CCUR”) (the “Management Agreement”), as amended.

Pursuant to, and in conformity the terms of the Management Agreement, CIDM hereby provides notice to CCUR of its intention to assign all of its interest in the Management Agreement along with any rights arising thereunder, to CIDM II, LLC, which is an affiliate of, and under the control of, Julian Singer, the principal of CIDM; the services under the Management Agreement shall continue to be provided principally by Julian Singer.

The Management Agreement creates some ambiguity as to whether this assignment requires only notice under Paragraph 16, or consent under Paragraph 24. For the avoidance of doubt, CIDM hereby requests that CCUR consent to such assignment by executing a copy of this letter in the space provided.

Very truly yours,

CIDM LLC

/s/ Julian Singer

By: Julian Singer

APPROVED AND CONSENT GRANTED

/s/ Wayne Barr, Jr.

By: Wayne Barr, Jr.

Its: CEO & President

cc via email:

Wayne Barr, Jr.

Heather Asher, Esq.